Exhibit 24(b)(8.73)

SECOND AMENDMENT TO

SELLING, SERVICES AND

FUND PARTICIPATION AGREEMENT

This Amendment is made this     1     day of         March          , 2017, effective March
3, 2017.

         WHEREAS, Ivy Funds Distributor, Inc. (“Distributor”) and Voya Retirement Insurance and Annuity Company (“Voya Retirement”), Voya Institutional Plan Services, LLC (“Voya Institutional”), and Voya Financial Partners, LLC  (“Voya Financial”), (collectively “Voya”),  entered into said Selling, Services and Fund Participation Agreement dated July 30, 2009, as amended (the “Agreement”).

Terms defined in the Agreement are used herein as therein defined;

            WHEREAS, on or about March 31, 2016, Distributor changed its name to Ivy Distributors, Inc.;

            WHEREAS, the parties desire to amend the Agreement; and

            NOW THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.      All references to Distributor, in the Agreement, shall now refer to Ivy Distributors, Inc.

2.      Schedule A to the Agreement shall be deleted in its entirety and replaced with the new Schedule A, attached hereto.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment by their duly authorized officers as of the date first written above.

IVY DISTRIBUTORS, INC.

By:  /s/Thomas Butch

Thomas W. Butch

President & CEO

VOYA RETIREMENT INSURANCE AND ANNUITY COMPANY

By: /s/Elizabeth Schroeder

Name:  Elizabeth Schroeder

Title:  Vice President

VOYA INSTITUTIONAL PLAN SERVICES, LLC

By: /s/Elizabeth Schroeder

Name:  Elizabeth Schroeder

Title:  Vice President

VOYA FINANCIAL PARTNERS, LLC

By: /s/Elizabeth Schroeder

Name:  Elizabeth Schroeder

Title:  Vice President

Schedule A

Funds	Distribution Fee	Administrative Services Fee
Ivy Family of Funds A shares (excluding Ivy Money Market Fund)	xx bps	xx bps
Ivy Money Market Fund A shares	x bps	x bps
Ivy Family of Funds Y shares	xx bps	xx bps
Ivy Family of Funds R shares	xx bps	xx bps
Ivy Family of Funds N shares	x bps	x bps
Ivy Family of Funds I shares	x bps	xx bps